Exhibit 99.1

Horizon Therapeutics plc Reports Record Third-Quarter 2020 Results;

Increases TEPEZZA® Full-Year Net Sales Guidance to Greater Than $800 Million;

Increases Full-Year 2020 Net Sales and Adjusted EBITDA Guidance

— Record Third-Quarter 2020 Net Sales of $636.4 Million Increased 90 Percent;

Third-Quarter 2020 GAAP Net Income of $292.8 Million; Adjusted EBITDA of $329.8 Million —

— Quarterly Orphan Segment Net Sales Increased 131 Percent to $534.8 Million,

Representing Nearly 85 Percent of Total Company Net Sales —

— TEPEZZA (teprotumumab-trbw) Third-Quarter 2020 Net Sales of $286.9 Million;

Increasing Full-Year 2020 Guidance to Greater Than $800 Million from Greater Than $650 Million;

Significantly Increasing Investment in TEPEZZA to Support Continued Strong Growth —

— KRYSTEXXA® (pegloticase injection) Third-Quarter 2020 Net Sales of $108.5 Million;

Increasing Full-Year 2020 Net Sales Guidance to Low Double-Digit Growth —

— Increasing Full-Year 2020 Net Sales Guidance to $2.12 Billion to $2.14 Billion and

Full-Year 2020 Adjusted EBITDA Guidance to $920 Million to $940 Million —

— Pursuing TEPEZZA Expansion Outside the United States —

— Karin Rosén, M.D., Ph.D., Named Executive Vice President,

Research and Development and Chief Scientific Officer —

— Topline Data Announced for RECIPE Randomized Controlled Trial Evaluating

Co-Administration of KRYSTEXXA with an Immunomodulator; Response Rate of 86 Percent;

KRYSTEXXA Use with Immunomodulation Now at More Than 25 Percent —

— Expanding HZN-825 Development Program to Include Interstitial Lung Diseases —

— Completed Equity Offering and Extinguishment of Exchangeable Senior Notes;

Cash Position of $1.7 Billion at Sept. 30, 2020 —

DUBLIN – Nov. 2, 2020 – Horizon Therapeutics plc (Nasdaq: HZNP) today announced record third-quarter 2020 financial results and increased both its full-year 2020 net sales and adjusted EBITDA guidance.

“We are proud of the fact that in just eight months TEPEZZA has made such a dramatic difference in the lives of so many patients, resulting in one of the most successful rare disease medicine launches ever,” said Tim Walbert, chairman, president and chief executive officer, Horizon. “We are now pursuing our global strategy to provide TEPEZZA to patients with Thyroid Eye Disease in other parts of the world. Furthermore, we are significantly increasing our investment in TEPEZZA to drive additional awareness of Thyroid Eye Disease and support the continued strong demand for this important medicine.”

Walbert continued, “During the third quarter we also saw a return to growth for KRYSTEXXA, our biologic for the treatment of uncontrolled gout and a key growth driver for the Company. With our substantial progress this year, including the improvements we have made to our capital structure and investments in our clinical programs, we are well positioned for continued growth.”

Financial Highlights

(in millions except for per share amounts and percentages)	Q3 20	Q3 19	%Change	YTD 20	YTD 19	%Change
Net sales	$636.4	$335.5	90	$1,455.1	$936.5	55
Net income (loss)	292.8	18.2	NM	199.2	(19.7)	NM
Non-GAAP net income	392.2	124.1	216	559.2	273.6	104
Adjusted EBITDA	329.8	130.4	153	627.7	342.9	83

Earnings (Loss) per share—diluted	1.31	0.09	NM	0.95	(0.11)	NM
Non-GAAP earnings per share—diluted	1.74	0.64	172	2.58	1.44	79

Third-Quarter and Recent Company Highlights

•

Increasing TEPEZZA Investment to Support Continued Strong Growth: Today, the Company increased full-year 2020 net sales guidance for TEPEZZA to greater than $800 million from greater than $650 million. In addition, to support the Company’s outlook for continued strong TEPEZZA growth, as well as to increase awareness of Thyroid Eye Disease (TED), the Company is significantly expanding its commercial and field-based organization for TEPEZZA and increasing its investment in marketing initiatives, including its direct-to-consumer campaign. The Company is also increasing its investment in TEPEZZA long-term supply. These initiatives are intended to support TEPEZZA peak U.S. annual net sales guidance of greater than $3 billion.

•

Pursuing TEPEZZA Expansion Outside the United States: With the U.S. launch of TEPEZZA earlier this year and the demonstrated benefit it has provided U.S. patients with TED, the Company is pursuing its global expansion strategy to bring TEPEZZA to patients with TED in other parts of the world. Based on its preliminary analysis, the Company projects the initial opportunity to be greater than $500 million in annual net sales, which covers multiple geographies but does not yet incorporate any potential revenue in Europe. Japan is one of the countries the Company is pursuing, and the Company will be engaging with Japanese regulatory authorities and the Pharmaceutical and Medical Devices Agency, as well as with the Japanese medical community, to better understand the current dynamics of TED in Japan and the regulatory requirements for approval of TEPEZZA.

•

New Executive Vice President, Research & Development and Chief Scientific Officer: The Company announced today that Karin Rosén, M.D., Ph.D., has joined Horizon as executive vice president, research and development and chief scientific officer. Dr. Rosén is an accomplished life sciences executive and physician with nearly three decades of experience, which includes biologic clinical research and development, as well as building, leading and successfully launching multiple novel medicines in the United States and globally. Dr. Rosén will contribute to solidifying the Company’s position as a leading rare disease biopharmaceutical company.

•

Expanding HZN-825 Development Program: As part of its strategy to further explore the potential fibrosis-mediating benefits of LPAR1 antagonism, the Company is planning a clinical development program for its pipeline candidate HZN-825 in interstitial lung diseases. The most common interstitial lung disease (ILD) is idiopathic pulmonary fibrosis (IPF), a rare progressive lung disease with a median survival of less than five years. The Company anticipates initiating its first trial in an ILD, a Phase 2b pivotal trial in the IPF indication, in mid-2021.

•

KRYSTEXXA Immunomodulation RECIPE Trial Achieved 86 Percent Response Rate: Data from the investigator-initiated trial RECIPE will be presented at the 2020 American College of Rheumatology annual meeting on Nov. 7, 2020. This trial was the first randomized controlled trial (RCT) evaluating the effect of co-administration of KRYSTEXXA with an immunomodulator to increase the complete response rate of KRYSTEXXA. The primary endpoint was the proportion of patients with serum uric acid (sUA) less than or equal to 6 mg/dL at 12 weeks: 86 percent of patients receiving KRYSTEXXA co-administered with the immunomodulator mycophenolate mofetil (MMF) achieved this outcome, compared to 40 percent of placebo patients on KRYSTEXXA monotherapy (p-value 0.01). After 12 weeks off of MMF therapy but continuing on KRYSTEXXA therapy, 68 percent of patients achieved a sustained response, compared to 30 percent of placebo patients. The combination was well tolerated with no new safety signals. This trial adds to the growing body of evidence supporting the immunomodulation treatment approach where complete response rates have ranged between 70 and 100 percent.

•

Initiated Enrollment in KRYSTEXXA Shorter Infusion Duration Trial: On Oct. 29, 2020, the Company announced that the first patient was enrolled in an open-label clinical trial to evaluate a shorter infusion duration for KRYSTEXXA co-prescribed with methotrexate to treat patients with uncontrolled gout. Currently, KRYSTEXXA is infused over a two-hour or longer timeframe. A shorter infusion duration administration could meaningfully impact the experience for patients, physicians and sites of care.

•

Announced Interim Data in KRYSTEXXA PROTECT Trial: On Oct. 22, 2020, the Company announced interim data from its PROTECT open-label trial evaluating KRYSTEXXA to improve management of uncontrolled gout for adults with a kidney transplant. These data were presented as part of the 2020 American Society of Nephrology Kidney Week. Early data of this ongoing clinical trial are encouraging with respect to the ability of KRYSTEXXA to treat uncontrolled gout in this very sensitive transplant population without compromising kidney function.

•

Completed Enrollment for KRYSTEXXA MIRROR RCT: In August 2020, the Company completed enrollment of its MIRROR RCT, with a total of 145 patients, exceeding its target enrollment of 135 patients. MIRROR RCT is the first randomized trial to evaluate the efficacy and safety of the concomitant use of KRYSTEXXA with methotrexate to increase the complete response rate of KRYSTEXXA. Preliminary six-month results are expected in the first half of 2021 with the full 12-month dataset available after the trial is completed in the second half of 2021.

•

Announced Topline Data from TEPEZZA OPTIC-X Open-Label Extension Trial and OPTIC 48-Week Off-Treatment Follow-Up Period: In July 2020, the Company announced topline results from its OPTIC-X open-label clinical trial, an extension trial of OPTIC, the TEPEZZA Phase 3 pivotal confirmatory clinical trial, as well as data from the OPTIC 48-week off-treatment follow-up period. OPTIC-X results demonstrated that 89 percent of patients who received placebo during OPTIC and then entered OPTIC-X and received TEPEZZA achieved the primary endpoint of 2 mm or more reduction in proptosis at Week 24. These patients had a TED diagnosis for an average of one year prior to initiating treatment with TEPEZZA compared with an average of six months for patients in OPTIC. The results of the OPTIC 48-week off-treatment follow-up period demonstrated that the majority of TEPEZZA patients who were proptosis responders at Week 24 of OPTIC maintained their response at Week 72, nearly a year off treatment. For the small number of TEPEZZA patients who relapsed during the OPTIC follow-up period, the majority experienced improvements in proptosis with an additional course of TEPEZZA in OPTIC-X. The OPTIC-X and OPTIC 48-week follow-up data underscore the long-term durability of TEPEZZA, the potential for retreatment and the efficacy of TEPEZZA in patients with longer duration of TED.

•

Permanent J-Code Issued for TEPEZZA: On Oct. 1, 2020, the Company’s permanent, product-specific Healthcare Common Procedure Coding System (HCPCS) J-code (J3241) became effective for TEPEZZA. The permanent J-code enables reimbursement in all outpatient treatment settings.

•

Additional Clinical Trial Data on TEPEZZA at Upcoming Medical Meetings: Several TEPEZZA-related events will take place at the Nov. 13-15, 2020, virtual American Academy of Ophthalmology (AAO) 2020 annual meeting, including additional details on OPTIC 48-week off-treatment durability of response as well as OPTIC-X treatment results. The Nov. 20-22, 2020, virtual American Society of Ophthalmic Plastic and Reconstructive Surgery (ASOPRS) Fall Scientific Symposium will include a presentation on the recent case report published in the American Journal of Ophthalmology on the treatment of a patient with chronic TED. Additionally, case reports of improvement of dysthyroid optic neuropathy after treatment with TEPEZZA will be presented at both meetings.

•

Completed Equity Offering and Improved Company’s Capital Structure: On Aug. 11, 2020, the Company completed a public offering of ordinary shares and raised approximately $920 million in net proceeds. On Aug. 3, 2020, the Company completed the extinguishment of all $400 million of its 2.50 percent exchangeable senior notes due 2022.

•

Received Best Workplace Awards: During the third quarter, the Company received three workplace recognitions. In August 2020, Crain’s Chicago Business selected Horizon as one of the “Best Places to Work in Chicago” and Fortune and Great Place to Work® named Horizon to the “Fortune Best Workplaces for Millennials™” list. In September 2020, Horizon ranked 15th out of 50 U.S. companies on the “PEOPLE Companies That Care®” list. More recently, in October 2020, Horizon was named to the “Fortune Best Small & Medium Workplaces™” list, the Chicago Tribune Top Workplaces 2020 list, the “San Francisco Bay Area’s Best and Brightest Companies to Work For” list, the Dave Thomas Foundation for Adoption “Best Adoption-Friendly Workplaces” list and the Crain’s Chicago Business “Most Innovative Companies” List. To date in 2020, the Company has received 11 workplace-related recognitions, reflecting the high level of engagement of its employees.

Key Research and Development Programs

•

HZN-825 Diffuse Cutaneous Systemic Sclerosis (dcSSc) Program: HZN-825 is the Company’s LPAR1 antagonist in development for the treatment of dcSSc, a rare, chronic autoimmune disease marked by fibrosis, or skin thickening, with no FDA-approved treatment options. The Company expects to begin a Phase 2b pivotal trial in the first half of 2021.

•

HZN-825 ILD Program: As part of its strategy to further explore the potential fibrosis-mediating benefits of LPAR1 antagonism, the Company is planning a clinical development program for its pipeline candidate HZN-825 in ILD, starting with IPF, which is a rare progressive lung disease with a median survival of less than five years. The Company anticipates initiating a Phase 2b pivotal trial in the IPF indication in mid-2021.

•

TEPEZZA Trial in Chronic TED: The Company expects to initiate a randomized, placebo-controlled trial of TEPEZZA in patients with chronic TED by year-end 2020. In chronic TED, the disease is no longer progressive; however, significant disease manifestations such as proptosis (eye bulging) and diplopia (double vision) remain.

•

TEPEZZA Subcutaneous Administration Program: The Company has initiated a pharmacokinetic trial to explore subcutaneous dosing of TEPEZZA, which is currently administered by infusion. The objective of the trial is to inform the potential for additional administration options for TEPEZZA, which could provide greater flexibility for patients and physicians.

•	TEPEZZA dcSSc Exploratory Trial: As part of its evaluation of additional potential indications for TEPEZZA, the Company is planning to initiate an exploratory trial in dcSSc by year-end 2020.

•

KRYSTEXXA MIRROR RCT: The Company is currently evaluating the efficacy and safety of the concomitant use of KRYSTEXXA with methotrexate to increase the complete response rate of KRYSTEXXA in the MIRROR placebo-controlled RCT. The trial has completed enrollment, with 145 patients. The primary endpoint of the trial is the proportion of serum uric acid (sUA) responders (sUA of less than 6 mg/dL) at six months, with secondary endpoints out to 12 months. The registrational trial is designed to enable the potential submission of results to the FDA to update the prescribing information. The MIRROR RCT follows the MIRROR open-label trial completed in 2019 that demonstrated a 79 percent complete response rate for patients using KRYSTEXXA with methotrexate, nearly double the 42 percent response rate in the KRYSTEXXA Phase 3 clinical program, which evaluated KRYSTEXXA alone. Methotrexate is the immunomodulator most used by rheumatologists and has been shown to reduce anti-drug antibody formation to biologic therapies when used in conjunction with these therapies.

•

KRYSTEXXA PROTECT Trial in Kidney Transplant Patients with Uncontrolled Gout: The Company has achieved more than 75 percent enrollment in its PROTECT open-label clinical trial, and expects to complete enrollment by the end of 2020. The trial is evaluating the effect of KRYSTEXXA on serum uric acid levels in kidney transplant patients with uncontrolled gout. Kidney transplant patients have more than a tenfold increase in the prevalence of gout when compared to the general population, and literature suggests that persistently high serum uric acid levels can be associated with organ rejection. Managing uncontrolled gout is one of the most common and significant unmet needs of kidney transplant patients.

•

KRYSTEXXA Shorter Infusion Duration Trial: On Oct. 29, 2020, the Company enrolled the first patient in its shorter infusion duration trial to evaluate the impact of administering KRYSTEXXA over a significantly shorter infusion duration. Currently, KRYSTEXXA is infused over a two-hour or longer timeframe. A shorter infusion duration administration could meaningfully impact the experience for patients, physicians and sites of care.

Third-Quarter Financial Results

Note: For additional detail and reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please refer to the tables at the end of this release.

•	Net Sales: Third-quarter 2020 net sales were $636.4 million, an increase of 90 percent compared to the third quarter of 2019.

•

Gross Profit: Under U.S. GAAP, the third-quarter 2020 gross profit ratio was 76.2 percent compared to 73.2 percent in the third quarter of 2019. The non-GAAP gross profit ratio in the third quarter of 2020 was 86.7 percent compared to 90.7 percent in the third quarter of 2019.

•

Operating Expenses: Research and development (R&D) expenses were 4.7 percent of net sales and selling, general and administrative (SG&A) expenses were 35.5 percent of net sales. Non-GAAP R&D expenses were 4.4 percent of net sales, and non-GAAP SG&A expenses were 30.5 percent of net sales.

•	Income Tax Benefit: In the third quarter of 2020, income tax benefit on a GAAP and non-GAAP basis was $91.1 million and $73.3 million, respectively.

•	Net Income: On a GAAP basis in the third quarter of 2020, net income was $292.8 million. Third-quarter 2020 non-GAAP net income was $392.2 million.

•	Adjusted EBITDA: Third-quarter 2020 adjusted EBITDA was $329.8 million.

•

Earnings per Share: On a GAAP basis diluted earnings per share in the third quarter of 2020 and 2019 was $1.31 and $0.09, respectively. Non-GAAP diluted earnings per share in the third quarter of 2020 and 2019 was $1.74 and $0.64, respectively. Weighted average shares outstanding used for calculating GAAP and non-GAAP diluted earnings per share in the third quarter of 2020 were 223.7 million and 225.3 million, respectively.

Third-Quarter Segment Results

Management uses net sales and segment operating income to evaluate the performance of the Company’s two segments, the orphan segment and the inflammation segment. While segment operating income contains certain adjustments to the directly comparable GAAP figures in the Company’s consolidated financial results, it is considered to be prepared in accordance with GAAP for purposes of presenting the Company’s segment operating results.

Orphan Segment

(in millions except for percentages)	Q3 20	Q3 19	%Change	YTD 20	YTD 19	%Change
TEPEZZA®	286.9	—	NM	476.3	—	NM
KRYSTEXXA®	108.5	99.6	9	276.9	231.6	20
RAVICTI®	64.6	60.0	8	191.4	160.3	19
PROCYSBI®	43.1	40.4	7	122.8	121.1	1
ACTIMMUNE®	28.3	27.9	2	83.1	78.9	5
BUPHENYL®	3.2	3.0	6	8.4	8.2	3
QUINSAIRTM	0.2	0.2	(23)	0.5	0.6	(9)

Orphan Net Sales	$534.8	$231.1	131	$1,159.4	$600.7	93

Orphan Segment Operating Income	$274.7	$79.7	245	$480.6	$180.1	167

•

Third-quarter 2020 net sales of the orphan segment, the Company’s strategic growth segment, were $534.8 million, an increase of 131 percent over the prior year’s quarter, driven by the strong performance of TEPEZZA, KRYSTEXXA, RAVICTI and PROCYSBI. The orphan segment represented 84 percent of total third-quarter net sales.

•	Third-quarter 2020 orphan segment operating income was $274.7 million, which includes significant investment spend associated with the commercial launch of TEPEZZA.

Inflammation Segment

(in millions except for percentages)	Q3 20	Q3 19	%Change	YTD 20	YTD 19	%Change
PENNSAID 2%®	50.3	42.1	20	126.9	143.7	(12)
DUEXIS®	27.9	29.9	(7)	87.1	89.4	(3)
RAYOS®	18.1	19.3	(6)	50.8	59.1	(14)
VIMOVO®(1)	5.3	13.1	(60)	30.9	41.8	(26)
MIGERGOT®(2)	—	—	NM	—	1.8	NM

Inflammation Net Sales	$101.6	$104.4	(3)	$295.7	$335.8	(12)

Inflammation Segment Operating Income	$55.1	$49.8	11	$145.1	$161.7	(10)

(1)	On Feb. 27, 2020, Dr. Reddy’s Laboratory initiated an at-risk launch of generic VIMOVO in the United States.

(2)	In June 2019, the Company divested the rights to MIGERGOT.

•	Third-quarter 2020 net sales of the inflammation segment were $101.6 million and segment operating income was $55.1 million.

Cash Flow Statement and Balance Sheet Highlights

•	On a GAAP basis, operating cash flow in the third quarter of 2020 was $108.9 million. Non-GAAP operating cash flow was $109.0 million.

•	The Company had cash and cash equivalents of $1.725 billion as of Sept. 30, 2020.

•

As of Sept. 30, 2020, the total principal amount of debt outstanding was $1.018 billion, which reflects the extinguishment by holders in the third quarter of the remaining $193.0 million of the total $400.0 million of the Company’s 2.50 percent exchangeable senior notes due 2022 through $191.3 million of exchanges for ordinary shares and $1.7 million of cash redemptions. As of Sept. 30, 2020, the gross-debt-to-last-12-months adjusted EBITDA leverage ratio was 1.3 times, compared to 2.9 times as of Sept. 30, 2019.

Revised 2020 Guidance

The Company now expects full-year 2020 net sales to range between $2.12 billion and $2.14 billion, an increase from the previous guidance range of $1.85 billion to $1.90 billion. The Company now expects TEPEZZA full-year 2020 net sales of greater than $800 million, compared to the previous guidance of greater than $650 million, and low double-digit KRYSTEXXA full-year 2020 net sales growth. Full-year 2020 adjusted EBITDA is now expected to range between $920 million and $940 million, an increase from the previous guidance range of $725 million to $775 million.

Webcast

At 8 a.m. EST / 1 p.m. IST today, the Company will host a live webcast to review its financial and operating results and provide a general business update. The live webcast and a replay may be accessed at http://ir.horizontherapeutics.com. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. A replay of the webcast will be available approximately two hours after the live webcast.

About Horizon

Horizon is focused on researching, developing and commercializing medicines that address critical needs for people impacted by rare and rheumatic diseases. Our pipeline is purposeful: we apply scientific expertise and courage to bring clinically meaningful therapies to patients. We believe science and compassion must work together to transform lives. For more information on how we go to incredible lengths to impact lives, please visit www.horizontherapeutics.com and follow us on Twitter, LinkedIn, Instagram and Facebook.

Note Regarding Use of Non-GAAP Financial Measures

EBITDA, or earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA are used and provided by Horizon as non-GAAP financial measures. Horizon provides certain other financial measures such as non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross profit and gross profit ratio, non-GAAP operating expenses, non-GAAP operating income, non-GAAP tax rate and non-GAAP operating cash flow, each of which include adjustments to GAAP figures. These non-GAAP measures are intended to provide additional information on Horizon’s performance, operations, expenses, profitability and cash flows. Adjustments to Horizon’s GAAP figures as well as EBITDA exclude acquisition and/or divestiture-related expenses, charges related to the discontinuation of ACTIMMUNE development for Friedreich’s ataxia, gain or loss from divestiture, gain or loss from sale of assets, upfront, progress and milestone payments related to license and collaboration agreements, litigation settlements, loss on debt extinguishment, costs of debt refinancing, drug manufacturing harmonization costs, restructuring and realignment costs, the income tax effect on pre-tax non-GAAP adjustments and other non-GAAP income tax adjustments, as well as non-cash items such as share-based compensation, depreciation and amortization, non-cash interest expense, long-lived asset impairment charges and other non-cash adjustments. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Horizon maintains an established non-GAAP cost policy that guides the determination of what costs will be excluded in non-GAAP measures. Horizon believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon’s financial and operating performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the Company’s historical and expected 2020 financial results and trends and to facilitate comparisons between periods and with respect to projected information. In addition, these non-GAAP financial measures are among the indicators Horizon’s management uses for planning and forecasting purposes and measuring the Company’s performance. For example, adjusted EBITDA is used by Horizon as one measure of management performance under certain incentive compensation arrangements. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Horizon has not provided a reconciliation of its full-year 2020 adjusted EBITDA outlook to an expected net income (loss) outlook because certain items such as acquisition/divestiture-related expenses and share-based compensation that are a component of net income (loss) cannot be reasonably projected due to the significant impact of changes in Horizon’s stock price, the variability associated with the size or timing of acquisitions/divestitures and other factors. These components of net income (loss) could significantly impact Horizon’s actual net income (loss).

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to Horizon’s full-year 2020 net sales and adjusted EBITDA guidance; expected financial performance and operating results in future periods, including potential growth in net sales of certain of Horizon’s medicines; development and commercialization plans; expected timing of clinical trials, studies and regulatory submissions; potential market opportunity for and benefits of Horizon’s medicines and medicine candidates; and business and other statements that are not historical facts. These forward-looking statements are based on Horizon’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that Horizon’s actual future financial and operating results may differ from its expectations or goals; Horizon’s ability to grow net sales from existing medicines; impacts of the COVID-19 pandemic and actions taken to slow its spread, including impacts on net sales of Horizon’s medicines and potential delays in clinical trials; the availability of coverage and adequate reimbursement and pricing from government and third-party payers; risks relating to Horizon’s ability to successfully implement its business strategies; risks inherent in developing novel medicine candidates and existing medicines for new indications; risks associated with regulatory approvals; risks in the ability to recruit, train and retain qualified personnel; competition, including potential generic competition; the ability to protect intellectual property and defend patents; regulatory obligations and oversight, including any changes in the legal and regulatory environment in which Horizon operates and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon’s filings and reports with the SEC. Horizon undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information.

Contacts:
Investors:	U.S. Media:
Tina Ventura	Geoff Curtis
Senior Vice President,	Executive Vice President,
Investor Relations	Corporate Affairs & Chief Communications Officer
investor-relations@horizontherapeutics.com	media@horizontherapeutics.com

Ruth Venning	Ireland Media:
Executive Director,	Ray Gordon
Investor Relations	Gordon MRM
investor-relations@horizontherapeutics.com	ray@gordonmrm.ie

Horizon Therapeutics plc

Condensed Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net sales	$636,427	$335,466	$1,455,115	$936,484
Cost of goods sold	151,475	89,949	370,406	267,254

Gross profit	484,952	245,517	1,084,709	669,230

OPERATING EXPENSES:
Research and development	30,206	24,572	138,483	74,611
Selling, general and administrative	226,164	172,326	696,271	511,720
Loss on sale of assets	—	—	—	10,963

Total operating expenses	256,370	196,898	834,754	597,294

Operating income	228,582	48,619	249,955	71,936

OTHER EXPENSE, NET:
Loss on debt extinguishment	(14,602)	(41,371)	(31,856)	(58,835)
Interest expense, net	(12,185)	(20,428)	(48,100)	(69,991)
Foreign exchange (loss) gain	(753)	(40)	306	(25)
Other income (expense), net	717	890	1,791	(193)

Total other expense, net	(26,823)	(60,949)	(77,859)	(129,044)

Income (Loss) before benefit for income taxes	201,759	(12,330)	172,096	(57,108)
Benefit for income taxes	(91,081)	(30,564)	(27,143)	(37,359)

Net income (loss)	$292,840	$18,234	$199,239	$(19,749)

Net income (loss) per ordinary share - basic	$1.38	$0.10	$1.00	$(0.11)

Weighted average ordinary shares outstanding - basic	212,320,219	186,470,141	198,413,779	181,949,838

Net income (loss) per ordinary share - diluted	$1.31	$0.09	$0.95	$(0.11)

Weighted average ordinary shares outstanding - diluted	223,743,903	194,171,967	208,678,460	181,949,838

Horizon Therapeutics plc

Condensed Consolidated Balance Sheets (Unaudited)

(in thousands, except share data)

	As of
	September 30, 2020	December 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,725,403	$1,076,287
Restricted cash	3,573	3,752
Accounts receivable, net	705,898	408,685
Inventories, net	77,104	53,802
Prepaid expenses and other current assets	220,341	143,577

Total current assets	2,732,319	1,686,103

Property and equipment, net	156,287	30,159
Developed technology and other intangible assets, net	1,847,880	1,702,628
Goodwill	413,669	413,669
Deferred tax assets, net	566,605	555,165
Other assets	50,115	48,310

Total assets	$5,766,875	$4,436,034

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$38,978	$21,514
Accrued expenses	421,827	235,234
Accrued trade discounts and rebates	322,798	466,421

Total current liabilities	783,603	723,169

LONG-TERM LIABILITIES:
Exchangeable Senior Notes, net	—	351,533
Long-term debt, net	1,002,846	1,001,308
Deferred tax liabilities, net	97,647	94,247
Other long-term liabilities	85,968	80,328

Total long-term liabilities	1,186,461	1,527,416

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Ordinary shares, $0.0001 nominal value; 600,000,000 shares authorized at September 30, 2020 and December 31, 2019; 220,995,108 and 188,402,040 shares issued at September 30, 2020 and December 31, 2019, respectively, and 220,610,742 and 188,017,674 shares outstanding at September 30, 2020 and December 31, 2019, respectively	22	19
Treasury stock, 384,366 ordinary shares at September 30, 2020 and December 31, 2019	(4,585)	(4,585)
Additional paid-in capital	4,208,845	2,797,602
Accumulated other comprehensive loss	(1,028)	(1,905)
Accumulated deficit	(406,443)	(605,682)

Total shareholders’ equity	3,796,811	2,185,449

Total liabilities and shareholders’ equity	$5,766,875	$4,436,034

Horizon Therapeutics plc

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$292,840	$18,234	$199,239	$(19,749)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	70,510	59,319	209,906	177,336
Equity-settled share-based compensation	30,356	18,151	113,834	67,066
Acquired in-process research and development expense	—	—	47,517	—
Loss on debt extinguishment	14,602	41,371	31,856	58,835
Amortization of debt discount and deferred financing costs	1,208	5,447	12,025	17,069
Loss on sale of assets	—	—	—	10,963
Deferred income taxes	(3,480)	9,559	(8,041)	8,302
Foreign exchange and other adjustments	423	77	1,084	572
Changes in operating assets and liabilities:
Accounts receivable	(162,267)	(1,625)	(297,392)	68,162
Inventories	(10,986)	(7,500)	(23,329)	(8,004)
Prepaid expenses and other current assets	(62,816)	(54,358)	(83,226)	(72,055)
Accounts payable	(65,846)	(14,892)	17,709	(3,338)
Accrued trade discounts and rebates	34,170	5,910	(143,551)	(53,241)
Accrued expenses	(24,675)	17,481	56,830	(10,591)
Deferred revenues	—	(7,311)	—	(4,901)
Other non-current assets and liabilities	(5,176)	(2,347)	11,410	(1,474)

Net cash provided by operating activities	108,863	87,516	145,871	234,952

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(13,429)	(4,467)	(133,399)	(11,325)
Payments for long-term investments	(8,937)	—	(8,937)	—
Proceeds from sale of assets	—	—	—	6,000
Payments for acquisitions	—	—	(262,305)	—
Change in escrow deposit for property purchase	—	—	6,000	—

Net cash used in investing activites	(22,366)	(4,467)	(398,641)	(5,325)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from issuance of senior notes	—	590,057	—	590,057
Repayment of senior notes	(1,739)	(556,138)	(1,739)	(814,420)
Net proceeds from the issuance of ordinary shares	919,995	—	919,995	326,793
Repayment of term loans	—	(100,155)	—	(918,181)
Net proceeds from term loans	—	—	—	517,378
Contingent consideration proceeds from divestiture	—	3,297	—	3,297
Proceeds from the issuance of ordinary shares in conjunction with ESPP program	—	3	7,979	5,468
Proceeds from the issuance of ordinary shares in connection with stock option exercises	8,112	4,207	33,999	16,236
Payment of employee withholding taxes relating to share-based awards	(6,743)	(5,086)	(59,752)	(29,460)

Net cash provided by (used in) financing activities	919,625	(63,815)	900,482	(302,832)

Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	1,166	(1,260)	1,225	(1,202)

Net increase (decrease) in cash, cash equivalents and restricted cash	1,007,288	17,974	648,937	(74,407)
Cash, cash equivalents and restricted cash, beginning of the period(1)	721,688	869,736	1,080,039	962,117

Cash, cash equivalents and restricted cash, end of the period(1)	$1,728,976	$887,710	$1,728,976	$887,710

(1)	Amounts include restricted cash balance in accordance with ASU No. 2016-18. Cash and cash equivalents excluding restricted cash are shown on the balance sheet.

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Net Income and Earnings Per Share (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP net income (loss)	$292,840	$18,234	$199,239	$(19,749)
Non-GAAP adjustments:
Acquisition/divestiture-related costs	199	67	47,296	2,613
Restructuring and realignment costs	—	—	—	33
Amortization and step-up:
Intangible amortization expense	65,353	57,662	190,677	172,762
Inventory step-up expense	—	—	—	90
Amortization of debt discount and deferred financing costs	1,208	5,447	12,025	17,069
Impairment of long-lived assets	—	—	1,072	—
Loss on sale of assets	—	—	—	10,963
Share-based compensation	30,356	18,151	113,834	67,066
Depreciation	5,157	1,658	19,229	4,574
Litigation settlements	—	—	—	1,000
Upfront, progress and milestone payments related to license and collaboration agreements	—	3,073	3,000	9,073
Fees related to refinancing activities	—	262	54	1,437
Loss on debt extinguishment	14,602	41,371	31,856	58,835
Drug substance harmonization costs	193	80	483	394
Charges relating to discontinuation of Friedreich’s ataxia program	—	—	—	1,221

Total of pre-tax non-GAAP adjustments	117,068	127,771	419,526	347,130
Income tax effect of pre-tax non-GAAP adjustments	(23,063)	(21,919)	(80,122)	(52,291)
Other non-GAAP income tax adjustments	5,331	—	20,541	(1,452)

Total of non-GAAP adjustments	99,336	105,852	359,945	293,387

Non-GAAP Net Income	$392,176	$124,086	$559,184	$273,638

Non-GAAP Earnings Per Share:

Weighted average ordinary shares—Basic	212,320,219	186,470,141	198,413,779	181,949,838

Non-GAAP Earnings Per Share—Basic:
GAAP loss per share—Basic	$1.38	$0.10	$1.00	$(0.11)
Non-GAAP adjustments	0.47	0.57	1.82	1.61

Non-GAAP earnings per share—Basic	$1.85	$0.67	$2.82	$1.50

Non-GAAP Net Income	$392,176	$124,086	$559,184	$273,638
Effect of assumed exchange of Exchangeable Senior Notes, net of tax	223	—	3,789	—

Numerator—non-GAAP Net Income	$392,399	$124,086	$562,973	$273,638

Weighted averagex ordinary shares—Diluted
Weighted average ordinary shares—Basic	212,320,219	186,470,141	198,413,779	181,949,838
Ordinary share equivalents	12,959,618	7,701,826	19,431,212	7,747,931

Denominator—weighted average ordinary shares – Diluted	225,279,837	194,171,967	217,844,991	189,697,769

Non-GAAP Earnings Per Share—Diluted
GAAP loss per share—Diluted	$1.31	$0.09	$0.95	$(0.11)
Non-GAAP adjustments	0.43	0.55	1.63	1.61
Diluted earnings per share effect of ordinary share equivalents	—	—	—	(0.06)

Non-GAAP earnings per share—Diluted	$1.74	$0.64	$2.58	$1.44

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

EBITDA (Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP net income (loss)	$292,840	$18,234	$199,239	$(19,749)
Depreciation	5,157	1,658	19,229	4,574
Amortization and step-up:
Intangible amortization expense	65,353	57,662	190,677	172,762
Inventory step-up expense	—	—	—	90
Interest expense, net (including amortization of debt discount and deferred financing costs)	12,185	20,428	48,100	69,991
Benefit for income taxes	(91,081)	(30,564)	(27,143)	(37,359)

EBITDA	$284,454	$67,418	$430,102	$190,309

Other non-GAAP adjustments:
Acquisition/divestiture-related costs	199	67	47,296	2,613
Restructuring and realignment costs	—	—	—	33
Impairment of long-lived assets	—	—	1,072	—
Loss on sale of assets	—	—	—	10,963
Share-based compensation	30,356	18,151	113,834	67,066
Litigation settlements	—	—	—	1,000
Upfront, progress and milestone payments related to license and collaboration agreements	—	3,073	3,000	9,073
Fees related to refinancing activities	—	262	54	1,437
Loss on debt extinguishment	14,602	41,371	31,856	58,835
Drug substance harmonization costs	193	80	483	394
Charges relating to discontinuation of Friedreich’s ataxia program	—	—	—	1,221

Total of other non-GAAP adjustments	45,350	63,004	197,595	152,635

Adjusted EBITDA	$329,804	$130,422	$627,697	$342,944

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Operating Income (Unaudited)

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
GAAP operating income	$228,582	$48,619	$249,955	$71,936
Non-GAAP adjustments:
Acquisition/divestiture-related costs	144	(44)	47,416	1,231
Restructuring and realignment costs	—	—	—	33
Amortization and step-up:
Intangible amortization expense	65,353	57,662	190,677	172,762
Inventory step-up expense	—	—	—	90
Impairment of long-lived assets	—	—	1,072	—
Loss on sale of assets	—	—	—	10,963
Share-based compensation	30,356	18,151	113,834	67,066
Depreciation	5,157	1,658	19,229	4,574
Litigation settlements	—	—	—	1,000
Upfront, progress and milestone payments related to
license and collaboration agreements	—	3,073	3,000	9,073
Fees related to refinancing activities	—	262	54	1,437
Drug substance harmonization costs	193	80	483	394
Charges relating to discontinuation of Friedreich’s ataxia program	—	—	—	1,221

Total of non-GAAP adjustments	101,203	80,842	375,765	269,844

Non-GAAP operating income	$329,785	$129,461	$625,720	$341,780

Orphan segment operating income	274,687	79,695	480,584	180,095
Inflammation segment operating income	55,098	49,766	145,136	161,685

Total segment operating income	$329,785	$129,461	$625,720	$341,780

Foreign exchange (loss)/gain	(753)	(40)	306	(25)
Other income, net	772	1,001	1,671	1,189

Adjusted EBITDA	$329,804	$130,422	$627,697	$342,944

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

Gross Profit and Operating Cash Flow (Unaudited)

(in thousands, except percentages)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Non-GAAP Gross Profit:

GAAP gross profit	$484,952	$245,517	$1,084,709	$669,230
Non-GAAP gross profit adjustments:
Acquisition/divestiture-related costs	—	—	—	1,114
Intangible amortization expense	65,149	57,458	190,070	172,156
Inventory step-up expense	—	—	—	90
Share-based compensation	1,566	901	5,543	2,891
Depreciation	17	158	435	475
Drug substance harmonization costs	193	80	483	394
Charges relating to discontinuation of Friedreich’s ataxia program	—	—	—	1,221

Total of Non-GAAP adjustments	66,925	58,597	196,531	178,341

Non-GAAP gross profit	$551,877	$304,114	$1,281,240	$847,571

GAAP gross profit %	76.2%	73.2%	74.5%	71.5%
Non-GAAP gross profit %	86.7%	90.7%	88.1%	90.5%
GAAP cash provided by operating activities	$108,863	$87,516	$145,871	$234,952
Cash payments for acquisition/divestiture-related costs	97	88	80	583
Cash payments for restructuring and realignment costs	—	382	189	3,264
Cash payments for litigation settlements	—	1,000	—	1,000
Cash payments for upfront, progress and milestone payments related to license and collaboration agreement	—	7,073	—	9,073
Cash payments drug substance harmonization costs	—	313	290	985
Cash payments for discontinuation of Friedreich’s ataxia program	—	—	—	2,589
Cash payments relating to refinancing activities	—	112	73	1,918

Non-GAAP operating cash flow	$108,960	$96,484	$146,503	$254,364

Horizon Therapeutics plc

GAAP to Non-GAAP Reconciliations

EBITDA (Unaudited)—2019

(in thousands)

Twelve Months Ended December 31,
2019
GAAP net income	$573,020
Depreciation	6,733
Amortization and step-up:
Intangible amortization expense	230,424
Inventory step-up expense	89
Interest expense, net (including amortization of debt discount and deferred financing costs)	87,089
Benefit for income taxes	(593,244)

EBITDA	$304,111

Other non-GAAP adjustments:
Acquisition/divestiture-related costs	3,556
Restructuring and realignment costs	237
Share-based compensation	91,215
Litigation settlements	1,000
Upfront, progress and milestone payments related to license and collaboration agreements	9,073
Fees related to refinancing activities	2,292
Loss on debt extinguishment	58,835
Drug substance harmonization costs	457
Charges relating to discontinuation of Friedreich’s ataxia program	1,076
Gain on sale of assets	10,963

Total of other non-GAAP adjustments	178,704

Adjusted EBITDA	$482,815

Horizon Therapeutics plc

GAAP to Non-GAAP Tax Rate Reconciliation (Unaudited)

(in millions, except percentages and per share amounts)

	Q3 2020
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net Income (Loss)	Diluted Earnings (Loss) Per Share
As reported—GAAP	$ 201.8	$ (91.1)	(45.1)%	$ 292.8	$ 1.31
Non-GAAP adjustments	117.1	17.7		99.3

Non-GAAP	$ 318.8	$ (73.3)	(23.0)%	$ 392.2	$ 1.74

	Q3 2019
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net Income (Loss)	Diluted Earnings (Loss) Per Share
As reported—GAAP	$ (12.3)	$ (30.6)	247.9%	$ 18.2	$ 0.09
Non-GAAP adjustments	127.8	21.9		105.9

Non-GAAP	$ 115.4	$ (8.7)	(7.5)%	$ 124.1	$ 0.64

	YTD 2020
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net Income (Loss)	Diluted Earnings (Loss) Per Share
As reported—GAAP	$ 172.1	$ (27.1)	(15.8)%	$ 199.2	$ 0.95
Non-GAAP adjustments	419.5	59.6		359.9

Non-GAAP	$ 591.6	$ 32.4	5.5%	$ 559.2	$ 2.58

	YTD 2019
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net Income (Loss)	Diluted Earnings (Loss) Per Share
As reported—GAAP	$ (57.1)	$ (37.4)	65.4%	$ (19.7)	$ (0.11)
Non-GAAP adjustments	347.1	53.7		293.4

Non-GAAP	$ 290.0	$ 16.3	5.6%	$ 273.7	$ 1.44

Horizon Therapeutics plc Certain Income Statement Line Items—Non-GAAP Adjusted For the Three Months Ended September 30, 2020 (Unaudited)
	COGS	Research & Development	Selling, General & Administrative	Loss on Debt Extinguishment	Interest Expense	Other Expense	Income Tax Benefit (Expense)
GAAP as reported	$ (151,475)	$ (30,206)	$ (226,164)	$ (14,602)	$ (12,185)	$ 717	$ 91,081

Non-GAAP Adjustments (in thousands):

Acquisition/divestiture-related costs(1)	—	36	108	—	—	55	—
Amortization and step-up:
Intangible amortization expense(2)	65,149	—	204	—	—	—	—
Amortization of debt discount and deferred financing costs(3)	—	—	—	—	1,208	—	—
Share-based compensation(4)	1,566	2,453	26,337	—	—	—	—
Depreciation(5)	17	29	5,111	—	—	—	—
Loss on debt extinguishment(6)	—	—	—	14,602	—	—	—
Drug substance harmonization costs(7)	193	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(8)	—	—	—	—	—	—	(23,063)
Other non-GAAP income tax adjustments(9)	—	—	—	—	—	—	5,331

Total of non-GAAP adjustments	66,925	2,518	31,760	14,602	1,208	55	(17,732)

Non-GAAP	$ (84,550)	$ (27,688)	$ (194,404)	$—	$ (10,977)	$ 772	$ 73,349

Horizon Therapeutics plc Certain Income Statement Line Items—Non-GAAP Adjusted For the Three Months Ended September 30, 2019 (Unaudited)
	COGS	Research & Development	Selling, General & Administrative	Loss on Debt Extinguishment	Interest Expense	Other Income, net	Income Tax Benefit (Expense)
GAAP as reported	$ (89,949)	$ (24,572)	$ (172,326)	$ (41,371)	$ (20,428)	$ 890	$ 30,564

Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	—	—	(44)	—	—	111	—
Amortization and step-up:
Intangible amortization expense(2)	57,458	—	204	—	—	—	—
Amortization of debt discount and deferred financing costs(3)	—	—	—	—	5,447	—	—
Share-based compensation(4)	901	1,953	15,297	—	—	—	—
Depreciation(5)	158	—	1,500	—	—	—	—
Upfront, progress and milestone payments related to license
and collaboration agreements(10)	—	3,073	—	—	—	—	—
Loss on debt extinguishment(6)	—	—	—	41,371	—	—	—
Fees related to refinancing activities (11)	—	—	262	—	—	—	—
Drug substance harmonization costs(7)	80	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(8)	—	—	—	—	—	—	(21,919)

Total of non-GAAP adjustments	58,597	5,026	17,219	41,371	5,447	111	(21,919)

Non-GAAP	$ (31,352)	$ (19,546)	$ (155,107)	$—	$ (14,981)	$ 1,001	$ 8,645

Horizon Therapeutics plc Certain Income Statement Line Items—Non-GAAP Adjusted For the Nine Months Ended September 30, 2020 (Unaudited)

	COGS	Research & Development	Selling, General & Administrative	Interest Expense	Other Expense	Loss on Debt Extinguishment	Income Tax Benefit (Expense)
GAAP as reported	$ (370,406)	$ (138,483)	$ (696,271)	$ (48,100)	$ 1,791	$ (31,856)	$ 27,143

Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	—	47,365	51	—	(120)	—	—
Amortization and step-up:
Intangible amortization expense(2)	190,070	—	607	—	—	—	—
Amortization of debt discount and deferred financing costs(3)	—	—	—	12,025	—	—	—
Impairment of long lived assets(12)	—	—	1,072	—	—	—	—
Share-based compensation(4)	5,543	11,381	96,910	—	—	—	—
Depreciation(5)	435	72	18,722	—	—	—	—
Loss on debt extinguishment(6)	—	—	—	—	—	31,856	—
Upfront, progress and milestone payments related to license
and collaboration agreements(10)	—	3,000	—	—	—	—	—
Fees related to refinancing activities (11)	—	—	54	—	—	—	—
Drug substance harmonization costs(7)	483	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(8)	—	—	—	—	—	—	(80,122)
Other non-GAAP income tax adjustments(9)	—	—	—	—	—	—	20,541

Total of non-GAAP adjustments	196,531	61,818	117,416	12,025	(120)	31,856	(59,581)

Non-GAAP	$ (173,875)	$ (76,665)	$ (578,855)	$ (36,075)	$ 1,671	$—	$ (32,438)

Horizon Therapeutics plc Certain Income Statement Line Items—Non-GAAP Adjusted For the Nine Months Ended September 30, 2019 (Unaudited)

	COGS	Research & Development	Selling, General & Administrative	Loss on Debt Extinguishment	Loss/(Gain) on Sale of Assets	Interest Expense	Other Income	Income Tax Benefit (Expense)
GAAP as reported	$ (267,254)	$ (74,611)	$ (511,720)	$ (58,835)	$ (10,963)	$ (69,991)	(193)	$ 37,359

Non-GAAP Adjustments (in thousands):
Acquisition/divestiture-related costs(1)	1,114	—	119	—	—	—	1,380	—
Restructuring and realignment costs(13)	—	—	33	—	—	—	—	—
Amortization and step-up:
Intangible amortization expense(2)	172,156	—	606	—	—	—	—	—
Inventory step-up expense	90	—	—	—	—	—	–	—
Amortization of debt discount and deferred financing costs(3)	—	—	—	—	—	17,069	—	—
Impairment of long lived assets(12)	—	—	—	—	—	—	—	—
Loss on sale of assets(14)	—	—	—	—	10,963	—	—	—
Share-based compensation(4)	2,891	6,931	57,244	—	—	—	—	—
Depreciation(5)	475	—	4,099	—	—	—		—
Litigation settlements(15)	—	—	1,000	—	—	—	—	—
Upfront, progress and milestone payments related to license
and collaboration agreements(9)	—	9,073	—	—	—	—	—	—
Fees related to refinancing activities (11)	—	—	1,437	—	—	—	—	—
Loss on debt extinguishment(6)	—	—	—	58,835	—	—	—	—
Drug substance harmonization costs(7)	394	—	—	—	—	—	—	—
Charges relating to discontinuation of Friedreich’s ataxia program(16)	1,221	—	—	—	—	—	—	——
Income tax effect on pre-tax non-GAAP adjustments(8)	—	—	—	—	—	—	—	(52,291)
Other non-GAAP income tax adjustments(9)	—	—	—	—	—	—	—	(1,452)

Total of non-GAAP adjustments	178,341	16,004	64,538	58,835	10,963	17,069	1,380	(53,743)

Non-GAAP	$ (88,913)	$ (58,607)	$ (447,182)	$—	$—	$ (52,922)	$ 1,186	$ (16,384)

NOTES FOR CERTAIN INCOME STATEMENT LINE ITEMS—NON-GAAP

1.

Represents expenses, including legal and consulting fees, incurred in connection with our acquisitions and divestitures. Costs recovered from subleases of acquired facilities and reimbursed expenses incurred under transition arrangements for divestitures are also reflected in this line item. In addition, the nine months ended September 30, 2020 amounts include the Curzion acquisition payment of $45.0 million, which was recorded as a research and development expense.

2.

Intangible amortization expenses are associated with our intellectual property rights, developed technology and customer relationships related to TEPEZZA, KRYSTEXXA, RAVICTI, PROCYSBI, ACTIMMUNE, BUPHENYL, RAYOS, PENNSAID 2%, VIMOVO and MIGERGOT.

3.	Represents amortization of debt discount and deferred financing costs associated with our debt.

4.

Represents share-based compensation expense associated with our stock option, restricted stock unit and performance stock unit grants to our employees and non-employee directors, and our employee share purchase plan.

5.	Represents depreciation expense related to our property, equipment, software and leasehold improvements.

6.

During the nine months ended September 30, 2020, we recorded a loss on debt extinguishment of $31.9 million in the condensed consolidated statements of comprehensive income (loss), which reflects the exchange of our Exchangeable Senior Notes.

During the nine months ended September 30, 2019, we recorded a loss on debt extinguishment of $58.8 million in the condensed consolidated statements of comprehensive income (loss), which reflected the early redemption premiums and the write-off of the deferred financing fees and debt discount fees related to the prepayment of $775.0 million of our 2023 Senior Notes and 2024 Senior Notes and the write-off of the deferred financing fees and debt discount fees related to the $400.0 million of term loan repayments.

7.

During the year ended December 31, 2016, we entered into a definitive agreement to acquire certain rights to interferon gamma-1b, marketed as IMUKIN in an estimated thirty countries primarily in Europe and the Middle East, or the IMUKIN purchase agreement. We already owned the rights to interferon gamma-1b marketed as ACTIMMUNE in the United States, Canada and Japan. In connection with the IMUKIN purchase agreement, we also committed to pay our contract manufacturer certain amounts related to the harmonization of the manufacturing processes for ACTIMMUNE and IMUKIN drug substance, or the harmonization program. At the time we entered into the IMUKIN purchase agreement and the harmonization program commitment was made, we had anticipated achieving certain benefits should the Phase 3 clinical trial evaluating ACTIMMUNE for the treatment of Friedreich’s ataxia, be successful. If the study had been successful and if U.S. marketing approval had subsequently been obtained, we had forecasted significant increases in demand for the medicine and the harmonization program would have resulted in significant benefits for us. Following our discontinuation of the FA program, we determined that certain assets, including an upfront payment related to the IMUKIN purchase agreement, were impaired, and the costs under the harmonization program would no longer have benefit to us and should be expensed as incurred.

8.

Income tax adjustments on pre-tax non-GAAP adjustments represent the estimated income tax impact of each pre-tax non-GAAP adjustment based on the statutory income tax rate of the applicable jurisdictions for each non-GAAP adjustment.

9.

During the nine months ended September 30, 2020, following the publication of the Anti-Hybrid Rules on April 8, 2020, we recorded a write off of a deferred tax asset related to certain interest expense accrued to a foreign related party during the year ended December 31, 2019 and recognized a corresponding one-time tax provision, resulting in a non-GAAP tax adjustment of $15.2 million. We also recognized a U.S. federal tax liability on U.S. taxable income generated from an intra-company transfer of intellectual property from a U.S. subsidiary to an Irish subsidiary, which was partially offset by the recognition of a deferred tax asset in the Irish subsidiary, resulting in a non-GAAP tax adjustment of $5.3 million.

During the nine months ended September 30, 2019, we released a reserve that was originally established and treated as a non-GAAP adjustment related to an uncertain tax position in connection with an acquisition resulting in a non-GAAP tax adjustment of $1.5 million.

10.

During the nine months ended September 30, 2020, we recognized a $3.0 million progress payment in relation to the collaboration agreement with HemoShear Therapeutics, LLC, or HemoShear, which was paid in July 2020.

During the nine months ended September 30, 2019, we recorded an upfront, progress and milestone payments related to license and collaboration agreements of $9.1 million which was composed of a $3.0 million milestone payment to Roche relating to the teprotumumab BLA submission to the FDA during the third quarter of 2019, an upfront cash payment of $2.0 million and a progress payment of $4.0 million in relation to the collaboration agreement with HemoShear.

11.	Represents arrangement and other fees relating to our refinancing activities.

12.	During the nine months ended September 30, 2020, we recorded an impairment charge of $1.1 million related to the Novato, California office lease, which was obtained through an acquisition.

13.	Represents expenses, including severance costs and consulting fees, related to restructuring and realignment activities.

14.	During the nine months ended September 30, 2019, we recorded a loss of $11.0 million on the sale of our rights to MIGERGOT.

15.	We recorded $1.0 million of expense during the nine months ended September 30, 2019 for litigation settlements.

16.	Represents expenses incurred relating to discontinuation of Friedreich’s ataxia program and a reduction to previous charges recorded.